     As filed with the Securities and Exchange Commission on June 29, 2001
                                                    Registration No. 333-______
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                               PEPSIAMERICAS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                                   13-6167838
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                               3501 ALGONQUIN ROAD
                         ROLLING MEADOWS, ILLINOIS 60008
                                 (847) 818-5000
          (Address, including Zip Code, of Principal Executive Offices)

                              --------------------

                  PEPSIAMERICAS, INC. EMPLOYEES RETIREMENT PLAN
                      DELTA BEVERAGES, INC. RETIREMENT PLAN
              PEPSIAMERICAS, INC. SALARIED RETIREMENT SAVINGS PLAN
                            (Full Title of the Plans)

                              --------------------

JOHN F. BIERBAUM                          COPIES TO:
Executive Vice President, Investor        BRIAN D. WENGER, ESQ.
Relations and Corporate Growth            BRETT D. ANDERSON, ESQ.
PepsiAmericas, Inc.                       DAVID H. MASON, ESQ.
3501 Algonquin Road                       Briggs and Morgan, Professional
Rolling Meadows, Illinois 60008           Association
(847) 818-5000                            2400 IDS Center
(Name, Address, including Zip Code,       80 South Eighth Street
and Telephone Number, including Area      Minneapolis, Minnesota 55402
Code, of Agent for Service)               (612) 334-8400


                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                                               PROPOSED             PROPOSED             AMOUNT
                                                          AMOUNT TO             MAXIMUM             MAXIMUM                OF
                                                              BE            OFFERING PRICE         AGGREGATE          REGISTRATION
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED      REGISTERED(1)        PER SHARE(2)        OFFERING PRICE            FEE
==================================================================================================================================
PEPSIAMERICAS, INC. EMPLOYEES RETIREMENT PLAN
  Common Stock (par value $0.01 per share)..........        50,000              $15.115             $755,750              $189
  Preferred Stock Purchase Rights...................        50,000                (3)                 (3)                  (3)
DELTA BEVERAGES, INC. RETIREMENT PLAN
  Common Stock (par value $0.01 per share)..........        50,000              $15.115             $755,750              $189
  Preferred Stock Purchase Rights...................        50,000                (3)                 (3)                  (3)
PEPSIAMERICAS, INC. SALARIED RETIREMENT SAVINGS PLAN
  Common Stock (par value $0.01 per share)..........       500,000              $15.115            $7,557,500            $1,889
  Preferred Stock Purchase Rights...................       500,000                (3)                 (3)                  (3)
==================================================================================================================================

(1) This registration statement also covers such additional and indeterminate number of shares as may become issuable because of the provisions of the employee benefit plans described herein relating to adjustments for changes resulting from a stock dividend, stock split or similar change. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered pursuant to the employee benefit plans described herein and an indeterminate number of units in the PepsiAmericas, Inc. Stock Fund. The assets of the PepsiAmericas, Inc. Stock Fund consist of a 95% investment in shares of Common Stock registered hereby and a 5% investment in 91 day treasury bills.
(2) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(h) under the Securities Act of 1933, based upon the average of the high and low sale prices of the Common Stock reported on the New York Stock Exchange on June 25, 2001.
(3) Rights to purchase Series A Participating Preferred Stock (the "Rights") initially are attached to and trade with the shares of Common Stock being registered hereby. Value attributable to the Rights, if any, is reflected in the market price of the Common Stock.


===============================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents heretofore filed with the Securities and Exchange Commission (the "SEC") by PepsiAmericas, Inc., a Delaware corporation (the "Company"), the PepsiAmericas, Inc. Employees Retirement Plan, the Delta Beverages, Inc. Retirement Plan, and the PepsiAmericas, Inc. Salaried Retirement Savings Plan (collectively the "Plans") are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2000;

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

         (c) Description of the Company's common stock and preferred stock purchase rights associated with the Company's common stock contained in the Company's Registration Statement on Form S-4 (File No. 333-51324) filed with the SEC on December 6, 2000;

         (d) The Company's Current Reports on Form 8-K filed on January 25, 2001 and February 2, 2001; and

         (e) The Annual Report on Form 11-K for the year ended December 31, 2000, filed by the PepsiAmericas, Inc. Salaried Retirement Savings Plan on June 29, 2001.

         The documents filed by the Company or either of the Plans with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents listed above, being hereinafter referred to as "Incorporated Documents").

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the General Corporation Law of the State of Delaware permits indemnification of directors, officers, employees and agents of corporations under certain conditions and subject to certain limitations.
Article V of the Company's Bylaws provides for indemnification of any director, officer, employee or agent of the Company, or any person serving in the same capacity in any other enterprise at the request of the Company, under certain circumstances. Article NINTH of the Company's Restated Certificate of Incorporation eliminates the liability of directors of the Company under certain circumstances for breaches of fiduciary duty to the Company and its shareholders.

         Directors and officers of the Company are insured, at the expense of the Company, against certain liabilities which might arise out of their employment and which might not be subject to indemnification under the Bylaws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.  EXHIBITS.

         See the Exhibit Index for a list of Exhibits to this registration statement.

         (a) Pursuant to Item 8(a), no opinion of counsel is required as to the legality of the securities registered under this registration statement. Such securities are not original issuance securities.

         (b) The Company will submit or has submitted each Plan and any amendment to the Plans to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify each respective Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

ITEM 9.  UNDERTAKINGS.

         The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Company pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the provisions summarized in
Item 15 above, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 29th day of June, 2001.

                                           PepsiAmericas, Inc.



                                           By  /s/ Robert C. Pohlad
                                               ------------------------
                                               Robert C. Pohlad
                                               Vice Chairman and
                                               Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Robert C. Pohlad and John F. Bierbaum as his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons on the dates and in the capacities indicated.

               SIGNATURE                                 TITLE                         DATE
               ---------                                 -----                        ------
/s/ Robert C. Pohlad                      Vice Chairman, Chief Executive              June 29, 2001
-------------------------------------     Officer (Principal Executive
Robert C. Pohlad                          Officer)


/s/ G. Michael Durkin, Jr.                Senior Vice President and Chief             June 29, 2001
-------------------------------------     Financial Officer (Principal
G. Michael Durkin, Jr.                    Financial and Accounting Officer)


/s/ Pierre S. du Pont                     Director                                    June 29, 2001
-------------------------------------
Pierre S. du Pont

/s/ Richard G. Cline                      Director                                    June 29, 2001
-------------------------------------



                                     II-4



Richard G. Cline

/s/ Herbert M. Baum                       Director                                    June 29, 2001
-------------------------------------
Herbert M. Baum

/s/ Archie R. Dykes                       Chairman                                    June 29, 2001
-------------------------------------
Archie R. Dykes

/s/ Charles W. Gaillard                   Director                                    June 29, 2001
-------------------------------------
Charles W. Gaillard

/s/ Jarobin Gilbert, Jr.                  Director                                    June 29, 2001
-------------------------------------
Jarobin Gilbert, Jr.


/s/ Victoria B. Jackson                   Director                                    June 29, 2001
-------------------------------------
Victoria B. Jackson

/s/ Matthew M. McKenna                    Director                                    June 29, 2001
-------------------------------------
Matthew M. McKenna

/s/ Robert F. Sharpe, Jr.                 Director                                    June 29, 2001
-------------------------------------
Robert F. Sharpe, Jr.

The Plans. Pursuant to the requirements of the Securities Act of 1933, the undersigned administrators of the PepsiAmericas, Inc. Employees Retirement Plan, the Delta Beverages, Inc. Retirement Plan and the PepsiAmericas, Inc. Salaried Retirement Savings Plan have duly caused this registration statement to be signed on their respective behalf by the undersigned, thereunto duly authorized, in the City of Rolling Meadows, State of Illinois, on this 29th day of June, 2001.

                                 PEPSIAMERICAS, INC. EMPLOYEES RETIREMENT PLAN PEPSIAMERICAS, INC. SALARIED RETIREMENT SAVINGS PLAN


                                  By:  /s/ Ann Sample
                                      -----------------------------------
                                       Ann Sample
                                       Senior Vice President-Human Resources


                                 DELTA BEVERAGES, INC. RETIREMENT PLAN

                                 By:   /s/ John F. Bierbaum
                                     -----------------------------------
                                       John F. Bierbaum
                                       Executive Vice President

                                  EXHIBIT INDEX

EXHIBIT
NUMBER      DESCRIPTION
-------     -----------
4.1         Restated Certificate of Incorporation of the Company.

4.2         By-Laws of the Company, as amended and restated on February 16, 2001.

4.3         Rights Agreement, dated as of May 20, 1999, between the Company and
            First Chicago Trust Company of New York, is hereby incorporated by reference to Exhibit 4 to the Registration Statement on Form 8-K filed by the Company with the SEC on May 25, 1999.

4.4 Amendment to Rights Agreement, dated as of August 18, 2000, is hereby incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-4 filed by the Company on September 22, 2000.

23          Consent of KPMG LLP.

24          Powers of Attorney (included on signature page to the Registration
            Statement).

99.1 PepsiAmericas, Inc. Employees Retirement Plan (working copy - as amended through June 29, 2001).

99.2 Delta Beverages, Inc. Retirement Plan (working copy - as amended through June 29, 2001).

99.3        PepsiAmericas, Inc. Salaried Retirement Savings Plan (working copy - as amended through June 29, 2001).